Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Reports Second-Quarter 2010 Results;
Production Sets New Company Record

FORT WORTH, TEXAS (August 9, 2010) – Quicksilver Resources Inc. (NYSE: KWK) today reported net income of $86.8 million ($.49 per diluted share) in the 2010 second quarter as compared to a net loss of $21.8 million (a loss of $.13 per diluted share) in the prior-year period.   Second-quarter 2010 adjusted net income, a non-GAAP measure, was $30.4 million ($.18 per diluted share) as compared to the 2009 period adjusted net income of $41.2 million ($.24 per diluted share).  Details of adjusted net income are included in the attached tables of this news release.

“Quicksilver has made tremendous progress in strengthening the company and adding growth opportunities for the future,” said Glenn Darden, Quicksilver president and chief executive officer.  “With the recently announced agreement to sell our interests in Quicksilver Gas Services, we will materially reduce debt and increase liquidity to $1 billion, while retaining 100% of our reserve base and meaningful upside in the Horn River Basin.”

Production, Revenue and Costs

For the second quarter of 2010, we achieved record average daily production of approximately 350 million cubic feet of natural gas equivalents (MMcfe) per day, up 5.6% compared to approximately 331 MMcfe per day for the same period in 2009.  The 2009 period included approximately 12 MMcfe per day of production from the Alliance area that was divested to Eni (NYSE: E) in June 2009.  Total production for the second quarter of 2010 was approximately 31.8 billion cubic feet of natural gas equivalents (Bcfe) compared to approximately 30.1 Bcfe for the second quarter of 2009.  The 2010 production volumes were comprised of approximately 78% natural gas, approximately 20% natural gas liquids (NGLs) and approximately 2% crude oil and condensate.  Increased activities at the company’s Lake Arlington and Alliance projects in the northern portion of its Fort Worth Basin acreage primarily drove the increased production of dry gas.

Sales of natural gas, NGLs and crude oil increased 6.2% to $211.7 million in the second quarter of 2010 as compared to $199.3 million in the 2009 quarter.  The increase was primarily due to greater production volumes for natural gas.  Higher market prices for natural gas, NGLs and crude oil more than offset the impact of lower hedging benefits, which resulted in the company’s weighted-average price per thousand cubic feet of natural gas equivalents (Mcfe) in the 2010 second quarter of $6.65, up slightly from the prior year.

Total production expense for the 2010 second quarter of $38.2 million reflects higher compression costs associated with increased production volumes from the Alliance project in the Fort Worth Basin of north Texas and increased costs associated with new production from our Horn River project in northeast British Columbia.

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Earnings from BreitBurn Ownership

Quicksilver reported income of $23.2 million attributable to the company’s approximate 40% interest in BreitBurn Energy Partners L.P.’s (NASDAQ: BBEP) first-quarter 2010 results, including $16.3 million of derivatives income.  During the second quarter of 2010, Quicksilver received $8 million in cash distributions associated with its ownership of BreitBurn units and $18 million related to the settlement of litigation with BreitBurn and another third party.  As we previously disclosed, in May 2010 we utilized approximately 3.6 million units of BBEP to partially fund the acquisition of additional working interests in our Lake Arlington project, which reduced our ownership position in BBEP to approximately 33%.  Our non-operating income reflects a gain of approximately $35 million attributable to this transaction.

Operational Update

In the Fort Worth Basin, the company drilled 26 (22.4 net) wells and connected 29 (25.1 net) wells to sales during the second quarter of 2010.  The company currently has four rigs working in the basin, including two rigs dedicated to the Alliance project and one rig on a temporary basis at the Lake Arlington project in the northern, dry gas portion of the basin and one rig in the southern portion of the basin, which has predominantly high-Btu gas.  The company still expects to drill and complete a total of approximately 80 wells in the basin in 2010.  The company also expects to complete at least 25 additional wells this year from its existing inventory of drilled but uncompleted wells.

In Canada, drilling, completion and pipeline activities were suspended for most of the second quarter due to the seasonal break-up period.  In the Horseshoe Canyon area, the company expects to drill 11 (9.3 net) operated wells during the second half of 2010, resulting in a total of 21 (14.2 net) wells in this area for the full year of 2010.  The company expects to begin completion activities on its third well in the Horn River Basin in late summer and completion of its fourth well is anticipated at year-end.  In addition, the company now expects to re-enter an existing vertical well in the Horn River Basin, to drill a horizontal test of the Exshaw oil formation, later this year.

During the second quarter of 2010, the company incurred capital costs of approximately $137 million, primarily associated with drilling and completion activities in the Fort Worth Basin.  In addition, as discussed above Quicksilver acquired the remaining 25% working interest that we did not previously own in the Lake Arlington property for approximately $125 million. Approximately half of the purchase price was funded with approximately 3.6 million units of BBEP.

On July 22, the company announced that it had entered into a definitive agreement to sell all of its interests in Quicksilver Gas Services to Crestwood Midstream Partners II, LLC, a portfolio company of First Reserve Corporation.  Quicksilver will receive $701 million at closing and up to an additional $72 million in earn-out payments for all of its general partner, limited partner and subordinated units and the note receivable from Quicksilver Gas Services LP (NYSE: KGS).  The transaction is not subject to financing contingencies and is expected to close in October 2010, subject to customary closing conditions.

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Third-Quarter 2010 Outlook

Third-quarter 2010 production volumes are expected to average in the range of 365 MMcfe to 370 MMcfe per day.  As a result of the Quicksilver board of directors’ decision to divest of the company’s interests in Quicksilver Gas Services, the company will no longer consolidate the results of Quicksilver Gas Services and therefore, average unit expenses, on a Mcfe basis, are expected as follows:

•	Production	$.60	-	$.65
•	Gathering and processing	.70		.75
•	Transportation	.40		.45
•	Production taxes	.20	-	.25
•	General and administrative	.50	-	.55
•	Depletion, depreciation & accretion	1.40	-	1.45

The company has derivatives in place to cover approximately 68% of expected production for the remainder of 2010.  For natural gas, collars with a weighted-average floor price of $7.40 per thousand cubic feet are expected to cover approximately 65% of expected natural gas production for the remaining two quarters of 2010.  For NGLs, the company has fixed-price swaps with a weighted-average price of $33.47 per barrel, which is anticipated to cover approximately 85% of NGLs production for the remaining two quarters of 2010.

Conference Call

The company will host a conference call to discuss second-quarter 2010 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 44054013, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 44054013.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measure

This news release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

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About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor Contact:
Rick Buterbaugh
(817) 665-4835

KWK 10-12

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except for per share data - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Natural gas, NGL and oil	$211,687	$199,315	$413,250	$382,869
Sales of purchased natural gas	16,821	5,217	33,045	5,217
Other	62	1,509	4,433	3,887
Total revenue	228,570	206,041	450,728	391,973

Operating expense
Oil and gas production expense	38,202	31,703	74,191	63,874
Production and ad valorem taxes	8,889	7,441	17,372	11,807
Costs of purchased natural gas	3,756	8,582	37,063	8,582
Other operating costs	970	1,744	2,224	3,271
Depletion, depreciation and accretion	50,669	50,966	97,426	110,662
General and administrative	17,217	24,389	37,740	41,770
Total expense	119,703	124,825	266,016	239,966
Impairment related to oil and gas properties	-	(70,643)	-	(967,126)
Operating income (loss)	108,867	10,573	184,712	(815,119)
Income from earnings of BBEP - net	23,168	19,016	7,179	19,016
Other income (expense) - net	53,050	(855)	53,393	(94)
Interest expense	(46,122)	(68,081)	(90,639)	(108,282)
Income (loss) before income taxes	138,963	(39,347)	154,645	(904,479)
Income tax (expense) benefit	(48,219)	18,897	(53,301)	316,720
Net income (loss)	90,744	(20,450)	101,344	(587,759)
Net income attributable to noncontrolling interests	(3,941)	(1,312)	(6,353)	(2,982)
Net income (loss) attributable to Quicksilver	$86,803	$(21,762)	$94,991	$(590,741)

Earnings (loss) per common share - basic	$0.51	$(0.13)	$0.56	$(3.50)

Earnings (loss) per common share - diluted	$0.49	$(0.13)	$0.54	$(3.50)

Basic weighted average shares outstanding	170,290	169,009	170,225	168,894
		-
Diluted weighted average shares outstanding	180,872	169,009	180,855	168,894

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	June 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$3,308	$1,785
Accounts receivable - net of allowance for doubtful accounts	42,595	65,253
Derivative assets at fair value	138,871	97,957
Other current assets	63,137	54,943
Total current assets	247,911	219,938
Investment in BBEP	92,956	112,763
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $375,100 and $458,037, respectively)	2,613,688	2,338,244
Other property and equipment	769,214	747,696
Property, plant and equipment - net	3,382,902	3,085,940
Derivative assets at fair value	67,763	14,427
Deferred income taxes	73,083	133,051
Other assets	42,084	46,763
	$3,906,699	$3,612,882
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$122,400	$157,986
Accrued liabilities	156,639	156,604
Derivative liabilities at fair value	-	395
Deferred income taxes	54,888	51,675
Total current liabilities	333,927	366,660
Long-term debt	2,586,923	2,427,523
Asset retirement obligations	61,634	59,268
Other liabilities	30,396	20,691
Deferred income taxes	49,037	41,918
Commitments and contingencies (Note 7)	-	-
Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized;
175,496,888 and 174,469,836 shares issued, respectively	1,755	1,745
Paid in capital in excess of par value	748,405	730,265
Treasury stock of 5,025,337 and 4,704,448 shares, respectively	(41,167)	(36,363)
Accumulated other comprehensive income	158,916	121,336
Retained deficit	(85,994)	(180,985)
Quicksilver stockholders' equity	781,915	635,998
Noncontrolling interests	62,867	60,824
Total equity	844,782	696,822
	$3,906,699	$3,612,882

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	For the Six Months Ended June 30,
	2010	2009
Operating activities:
Net income (loss)	$101,344	$(587,759)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	97,426	110,662
Impairment related to oil and gas properties	-	967,126
Deferred income tax expense (benefit)	52,243	(331,321)
Stock-based compensation	11,529	11,223
Non-cash (gain) loss from hedging and derivative activities	(27,852)	5,544
Non-cash interest expense	10,178	35,848
Non cash gain on sale of BBEP units	(35,426)	-
(Income) loss from BBEP in excess of cash distributions, net of impairment	826	(7,915)
Other	(469)	420
Changes in assets and liabilities:
Accounts receivable	22,858	89,580
Derivative assets at fair value	18,682	54,896
Other assets	(11,144)	(4,266)
Accounts payable	(20,169)	(25,864)
Accrued and other liabilities	26,481	(7,833)
Net cash provided by operating activities	246,507	310,341

Investing activities:
Purchases of property, plant and equipment	(356,402)	(441,184)
Proceeds from sales of property and equipment	864	233,488
Net cash used for investing activities	(355,538)	(207,696)

Financing activities:
Issuance of debt	540,032	1,020,750
Repayments of debt	(409,613)	(1,144,031)
Debt issuance costs paid	(109)	(22,802)
Gas Purchase Commitment assumed	-	46,628
Gas Purchase Commitment repayments	(16,592)	-
Issuance of KGS common units - net of offering costs	11,054	-
Distributions paid on KGS common units	(8,808)	(4,896)
Proceeds from exercise of stock options	1,209	80
Taxes paid by KGS for equity-based compensation vesting	(1,144)	(63)
Purchase of treasury stock for stock-based compensation vesting	(4,804)	(627)
Net cash provided by (used for) financing activities	111,225	(104,961)

Effect of exchange rate changes in cash	(671)	125

Net increase (decrease) in cash and cash equivalents	1,523	(2,191)

Cash and cash equivalents at beginning of period	1,785	2,848

Cash and cash equivalents at end of period	$3,308	$657

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Average Daily Production:
Natural Gas (Mcfd)	273,768	234,795	259,734	238,603
NGL (Bbld)	11,819	14,837	11,557	14,100
Oil (Bbld)	864	1,238	860	1,366
Total (Mcfed)	349,866	331,248	334,232	331,398

Average Realized Prices:
Natural Gas (per Mcf)	$6.93	$7.52	$7.17	$7.28
NGL (per Bbl)	$31.27	$24.22	$31.23	$22.77
Oil (per Bbl)	$70.24	$52.48	$70.79	$42.65
Total (Mcfe)	$6.65	$6.61	$6.83	$6.38

Expense per Mcfe:
Oil and gas production expense:
Cash expense	$1.18	$1.02	$1.21	$1.03
Equity compensation	0.02	0.03	0.02	0.03
Total oil and gas production expense:	$1.20	$1.05	$1.23	$1.06

Production and ad valorem taxes	$0.28	$0.25	$0.29	$0.20
Depletion, depreciation and accretion	$1.59	$1.69	$1.61	$1.84
General and administrative expense:
Litigation settlement	$-	$0.17	$-	$0.08
Cash expense	0.38	0.49	0.46	0.47
Equity compensation	0.16	0.15	0.16	0.15
Total general and administrative expense	$0.54	$0.81	$0.62	$0.70

QUICKSILVER RESOURCES INC.
Production, on a million cubic feet of natural gas equivalent (MMcfe) per day basis, by operating area

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Texas	278.8	262.7	261.4	263.0
Other U.S.	4.2	3.0	4.4	3.1
Total U.S.	283.0	265.7	265.8	266.1
Alberta	60.8	65.6	61.6	65.3
British Columbia	6.1	-	6.8	-
Total Canada	66.9	65.6	68.4	65.3
Total Company	349.9	331.3	334.2	331.4

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income (loss)	$86,803	$(21,762)	$94,991	$(590,741)

Adjustments
Impairment of E&P Properties	-	70,643	-	967,126
Impairment of investment in BBEP	-	-	-	102,084
Equity portion of BBEP impairment of E&P properties	-	-	-	35,044
Equity portion of early settlement of hedges from BBEP	-	(18,508)	-	(18,508)
Equity portion of interest rate derivatives from BBEP	(277)	852	(987)	6,977
Equity portion of commodity derivatives from BBEP	(15,992)	1,650	6,126	(138,823)
Equity portion of loss from sale of properties from BBEP	46	-	246	-
BBEP settlement	(18,000)	-	(18,000)	-
Gain on BBEP units conveyed in Lake Arlington acquisition	(35,426)	-	(35,426)	-
Unrealized valuation on Gas Purchase Commitment	(17,101)	-	(463)	-
Debt termination-related expenses (interest expense)	-	27,122	-	27,122
Legal settlement (G&A)	-	5,000	-	5,000
Total adjustments before income tax expense	(86,750)	86,759	(48,504)	986,022
Income tax expense	30,363	(23,750)	16,976	(327,421)
Adjustments for items after taxes	(56,387)	63,009	(31,528)	658,601

Adjusted net income	$30,416	$41,247	$63,463	$67,860

Adjusted net income per common share - Diluted	$0.18	$0.24	$0.37	$0.40

Diluted weighted average common shares outstanding	180,872	180,136	180,855	179,648

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